UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2018

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36401	39-1975614
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7035 South High Tech Drive Midvale, Utah	84047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 566-6681

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01	Other Events.

Sportsman’s Warehouse Holdings, Inc. (the “Company”) is reaffirming its outlook for the second quarter of fiscal year 2018 and full fiscal year 2018.

For the second quarter of fiscal year 2018, net sales are still expected to be in the range of $199.0 million to $206.0 million based on a same store sales increase in the range of (2.0)% to 2.0% compared to the corresponding period of fiscal year 2017. The Company continues to expect net income to be in the range of $5.9 million to $7.1 million with adjusted diluted earnings per share of $0.14 to $0.17 on a weighted average of approximately 43.0 million estimated common shares outstanding.

For fiscal year 2018, net sales are still expected to be in the range of $837.0 million to $860.0 million based on same store sales in the range of (1.0%) to 2.0% compared to fiscal year 2017. Adjusted net income is expected to be in the range of $23.8 million to $27.6 million with adjusted earnings per diluted share of $0.55 to $0.64 on a weighted average of approximately 43.0 million estimated common shares outstanding, when adjusted for the one-time expense incurred in connection with the announcement of the retirement of the Company’s former Chief Executive Officer (“CEO”), John Schaefer, in the first quarter of fiscal 2018 and the write-off of deferred financing fees.

Below is a reconciliation of second quarter and fiscal year 2018 guidance to the most directly comparable measure prepared in accordance with generally accepted accounting principles (“GAAP”):

	Estimated Q2 ’18		Estimated FY ’18
	(unaudited; in thousands, except share and per share data)
	Low	High	Low	High
Numerator:
Net income	$4,400	$5,650	$20,100	$23,900
Severance (1)	—	—	2,248	2,248
Deferred Finance Cost Write-off (2)	1,479	1,479	1,479	1,479

Adjusted net income	$5,879	$7,129	$23,827	$27,627

Denominator:
Diluted weighted average shares outstanding	43,000	43,000	43,000	43,000
Reconciliation of earnings per share:
Diluted earnings per share	$0.14	$0.17	$0.47	$0.56
Impact of adjustments to numerator and denominator	—	—	0.09	0.09

Adjusted diluted earnings per share	$0.14	$0.17	$0.55	$0.64

(1)	Expenses incurred in conjunction with the retirement of the Company’s former CEO, net of tax
(2)	Write-off of deferred financing fees associated with the amendment and restatement of our revolving line of credit and payoff of the Company’s term loan, net of tax

This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (the “SEC”): adjusted net income and adjusted diluted earnings per share. The Company defines adjusted net income as net income plus charges incurred in conjunction with the retirement of the Company’s former CEO and the write-off of deferred financing fees. Adjusted diluted earnings per share is diluted earnings per share excluding charges incurred in conjunction with the retirement of the Company’s former CEO and the write-off of deferred financing fees. The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company’s business and facilitate a more meaningful comparison of its diluted income per share and actual results on a period-over-period basis. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company’s industry may calculate these items differently than the Company does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include, but are not limited to, statements regarding our outlook for the second quarter and full fiscal year

2018. Investors can identify these statements by the fact that they use words such as “continue”, “expect”, “may”, “opportunity”, “plan”, “future”, “ahead” and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks relating to the Company’s retail-based business model, general economic conditions and consumer spending, the Company’s concentration of stores in the Western United States, competition in the outdoor activities and sporting goods market, changes in consumer demands, the Company’s expansion into new markets and planned growth, current and future government regulations, risks related to the Company’s continued retention of its key management, the Company’s distribution center, quality or safety concerns about the Company’s merchandise, events that may affect the Company’s vendors, trade restrictions, and other factors that are set forth in the Company’s filings with the SEC, including under the caption “Risk Factors” in the Company’s Form 10-K for the fiscal year ended February 3, 2018 which was filed with the SEC on March 29, 2018 and the Company’s other public filings made with the SEC and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

By:	/s/ Kevan P. Talbot
Name:	Kevan P. Talbot
Title:	Chief Financial Officer

Date: July 18, 2018